Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 3330184256 and No. 333-181325) of Edwards Group Limited of our report dated April [ ], 2013 relating to the financial statements, which appears in this Form 20-F.

PricewaterhouseCoopers LLP
London, United Kingdom
April [    ], 2013